Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-208328, and 333-213477) and Form S-8 (Nos. 333-153506, 333-153505, and 333-163651) of Keurig Dr Pepper Inc. of our report dated November 18, 2015 relating to the financial statements of Maple Parent Holdings Corp. (formerly known as Keurig Green Mountain, Inc.) and its subsidiaries (Predecessor), which appears in Dr Pepper Snapple Group, Inc.’s Proxy Statement on Schedule 14A dated May 29, 2018.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
July 9, 2018